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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Osmotica Pharmaceuticals plc
Dublin, Ireland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 (No. 333-            ) of our report dated March 27, 2019 (except for Note 1, as to which the date is December 20, 2019), relating to the consolidated financial statements of Osmotica Pharmaceuticals plc, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Woodbridge, New Jersey

December 20, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm